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
                                                                      EXHIBIT 11



   STATEMENT OF DETERMINATION OF COMMON SHARES AND COMMON SHARE EQUIVALENTS
   ------------------------------------------------------------------------







                                             Average No. of Common Shares
                                              & Common Share Equivalents
                                              Assumed to be Outstanding
                                              During the Quarter Ended:
                                           ----------------------------------

                                           May 31, 1997       June 1, 1996(c)
                                           ------------       ---------------

Weighted average number of common
shares outstanding (a)                      27,903,938           27,143,020


Common share equivalents resulting
from the assumed exercise of stock             605,469              519,338
options (b)

                                           ------------       ---------------

Total primary common shares and
common share equivalents                    28,509,407           27,662,358

                                           ============       ===============


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(a)  Beginning balance of common stock adjusted for changes in amount outstanding, weighted by the elapsed portion of the period during which the shares were outstanding.

(b) Common share equivalents computed by the "treasury" method. Share amounts represent the dilutive effect of outstanding stock options which have an option value below the average market value for the current period.

(c) Restated to reflect the stock split, effected in the form of a 100% stock dividend, issued in February 1997.

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